UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) Compensatory Arrangements of Certain Officers

On August 5, 2019, the Compensation Committee of the Board of Directors of Identiv, Inc., a Delaware corporation (“Identiv” or the “Company”), reviewed the compensation of the Company’s Chief Executive Officer, Steven Humphreys, including the vesting status of outstanding equity incentives granted to Mr. Humphreys pursuant to his offer letter dated September 14, 2015 (the “Employment Letter”), as such outstanding equity incentives will be fully vested as of September 14, 2019, and approved the following:

In the event that a Change of Control (as defined in the Employment Letter) occurs within four years (i.e., on or prior to August 5, 2023) and Mr. Humphreys continues to serve as the Chief Executive Officer of Identiv as of the effective time of the Change of Control, the Company will grant Mr. Humphreys 365,000 restricted stock units, subject to and only vesting effective upon, the consummation of the Change of Control.

With respect to the quarterly performance-based portion of Mr. Humphrey’s compensation, the Committee determined, and Mr. Humphreys agreed, that commencing with the fiscal quarter beginning July 1, 2019 such performance-based bonuses, to the extent earned, would be paid via a fully vested stock award in lieu of cash, determined in accordance with the Employment Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

August 7, 2019	By:	/s/ Sandra Wallach
Sandra Wallach Chief Financial Officer